Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-217452, 333-209808, 333-209806, 333-202424, 333-194276, 333-190631, 333-189720, 333-186875, 333-183028, 333-179772, 333-172632, 333-172093, 333-165350, 333-157931, 333-152174, 333-140581) of Mellanox Technologies, Ltd. of our report dated February 17, 2017 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
San Jose, California
February 16, 2018